Exhibit 99.1

Vertex Announces Second Quarter 2024 Financial Results

KING OF PRUSSIA, PA – August 7, 2024: Vertex, Inc. (NASDAQ: VERX) (“Vertex” or the “Company”), a leading global provider of indirect tax solutions, today announced financial results for its second quarter ended June 30, 2024.

“The second quarter financial results demonstrate the true earnings power of the Vertex business model,” stated David DeStefano, Vertex’s President, Chief Executive Officer and Chairperson of the Board. “We were GAAP earnings positive for the third quarter in a row, generated the highest level of quarterly cash provided by operating activities and free cash flow in our 46-year history and delivered our highest Adjusted EBITDA margin since we became a public company over four years ago.”

Mr. DeStefano continued, “These are strong financial results, but we are just getting started. Several strategic initiatives completed to date in 2024 have positioned us well for continued profitable growth. Early in the second quarter we completed a $345 million convertible debt offering to bolster our balance sheet and further support organic and inorganic investments in our business. In June, we acquired tax-specific AI technology designed to more effectively manage the complexity of tax mapping. And this morning we announced our intent to acquire ecosio, an e-invoicing and EDI company based in Austria. With ecosio, we strengthen e-invoicing capabilities to seamlessly support customers in the rapidly changing regulatory compliance landscape. This acquisition is a significant step in accelerating our mission to deliver the world’s most trusted end-to-end solutions for global businesses to transact, comply and grow with confidence.”

Second Quarter 2024 Financial Results

●	Total revenues of $161.1 million, up 15.3% year-over-year.
●	Software subscription revenues of $136.4 million, up 15.8% year-over-year.
●	Cloud revenues of $66.3 million, up 29.6% year-over-year.
●	Annual Recurring Revenue (“ARR”) was $548.4 million, up 17.3% year-over-year. This included $6.1 million due to the inclusion of Systax’s ARR, which was included as a result of the acquisition of the remaining ownership interests of Systax, which occurred during the second quarter of 2024. Excluding the impact of Systax, the ARR growth rate would have been 16.0%.
●	Average Annual Revenue per direct customer (“AARPC”) was $123,570 at June 30, 2024, compared to $109,170 at June 30, 2023 and $121,720 at March 31, 2024. Excluding Systax, AARPC would have been $126,400 at June 30, 2024.
●	Net Revenue Retention (“NRR”) was 110%, compared to 111% at June 30, 2023, and 112% at March 31, 2024.
●	Gross Revenue Retention (“GRR”) was 95%, compared to 96% at June 30, 2023, and 95% at March 31, 2024.
●	Income (loss) from operations of $7.5 million, compared to $(4.1) million for the same period in the prior year.
●	Non-GAAP operating income of $33.3 million, compared to $18.1 million for the same period in the prior year.
●	Net income of $5.2 million, compared to net loss of $(6.9) million for the same period in the prior year.
●	Net income per basic and diluted Class A and Class B shares of $0.03, compared to net loss per basic and diluted Class A and Class B of $(0.05) for the same period in the prior year.
●	Non-GAAP net income of $25.0 million and Non-GAAP diluted earnings per share (“EPS”) of $0.15.
●	Adjusted EBITDA of $38.5 million, compared to $22.0 million for the same period in the prior year. Adjusted EBITDA margin of 23.9%, compared to 15.7% for the same period in the prior year.

Definitions of certain key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most directly comparable GAAP financial measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Financial Outlook

For the third quarter of 2024, the Company currently expects:

●	Revenues of $164 million to $167 million; and

●	Adjusted EBITDA of $33 million to $35 million.

For the full-year 2024, the Company currently expects:

●	Revenues of $654 million to $660 million;
●	Cloud revenue growth of 28%; and
●	Adjusted EBITDA of $139 million to $145 million.

John Schwab, Chief Financial Officer added, “We remain confident in our outlook for the second half of 2024. Accordingly, we are narrowing our full year revenue guidance to the upper end of the range, and significantly increasing our full year Adjusted EBITDA guidance.”

The Company is unable to reconcile forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items may include stock-based compensation expense, depreciation and amortization of capitalized software costs and acquired intangible assets, severance expense, acquisition contingent consideration, amortization of cloud computing implementation costs in general and administrative expense,  adjustments to the settlement value of deferred purchase commitment liabilities, litigation settlements, transaction costs, and other items. The unavailable information could have a significant impact on the Company’s net income (loss). The foregoing forward-looking statements reflect the Company’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call and Webcast Information

Vertex will host a conference call at 8:30 a.m. Eastern Time today, August 7, 2024, to discuss its second quarter 2024 financial results.

Those wishing to participate may do so by dialing 1-412-317-6026 approximately ten minutes prior to start time. A listen-only webcast of the call will also be available through the Company’s Investor Relations website at https://ir.vertexinc.com.

A conference call replay will be available approximately one hour after the call by dialing 1-412-317-6671 and referencing passcode 10190684 or via the Company’s Investor Relations website. The replay will expire on August 21, 2024 at 11:59 p.m. Eastern Time.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax solutions. The Company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides solutions that can be tailored to specific industries for major lines of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex employs over 1,500 professionals and serves companies across the globe.

For more information, visit www.vertexinc.com or follow on Twitter and LinkedIn.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: our ability to maintain and grow revenue from existing customers and  new customers, and expand their usage of our solutions; our ability to maintain and expand our strategic relationships with third parties; our ability to adapt to technological change and successfully introduce new solutions or provide updates to existing solutions; risks related to failures in information technology or infrastructure; challenges in using and managing use of Artificial Intelligence in our business; incorrect or improper implementation, integration or use of our solutions;  failure to attract and retain qualified technical and tax-content personnel; competitive pressures from other tax software and service providers and challenges of convincing businesses using native enterprise resource planning (“ERP”) functions to switch to our software; our ability to accurately forecast our revenue and other future results of operations based on recent success; our ability to offer specific software deployment methods based on changes to customers’ and partners’ software systems; our ability to continue making significant investments in software development and equipment; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; risks related to the fluctuations in our results of operations; risks related to our expanding international operations; our exposure to liability from errors, delays, fraud or system failures, which may not be covered by insurance; our ability to adapt to organizational changes and effectively implement strategic initiatives;  risks related to our determinations of customers’ transaction tax and tax payments; risks related to changes in tax laws and regulations or their interpretation or enforcement; our ability to manage cybersecurity and data privacy risks; our involvement in material legal proceedings and audits; risks related to undetected errors, bugs or defects in our software; risks related to utilization of open-source software, business processes and information systems; risks related to failures in information technology, infrastructure, and third-party service providers;  our ability to effectively protect, maintain, and enhance our brand; changes in application, scope, interpretation or enforcement of laws and regulations; global economic weakness and uncertainties, and disruption in the capital and credit markets; business disruptions related to natural disasters, epidemic outbreaks, including a global endemic or pandemic, terrorist acts, political events, or other events outside of our control; our ability to comply with anti-corruption, anti-bribery, and similar laws; our ability to protect our intellectual property; changes in interest rates, security ratings and market perceptions of the industry in which we operate, or our ability to obtain capital on commercially reasonable terms or at all; our ability to maintain an effective system of disclosure controls and internal control over financial reporting, or ability to remediate any material weakness in our internal controls; risks related to our Class A common stock and controlled company status; risks related to our indebtedness and adherence to the covenants under our debt instruments; our expectations regarding the effects of the Capped Call Transactions and regarding actions of the Option Counterparties and/or their respective affiliates; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities Exchange Commission (“SEC”), and as supplemented by the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC, and as may be subsequently updated by our other SEC filings. Copies of such filings may be obtained from the Company or the SEC.

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annual Recurring Revenue (“ARR”)

We derive the vast majority of our revenues from recurring software subscriptions. We believe ARR provides us with visibility to our projected software subscription revenues in order to evaluate the health of our business. Because we recognize subscription revenues ratably, we believe investors can use ARR to measure our expansion of existing customer revenues, new customer activity, and as an indicator of future software subscription revenues. ARR is based on monthly recurring revenues (“MRR”) from software subscriptions for the most recent month at period end, multiplied by twelve. MRR is calculated by dividing the software subscription price, inclusive of discounts, by the number of subscription covered months. MRR only includes direct customers with MRR at the end of the last month of the measurement period.

AARPC represents average annual revenue per direct customer and is calculated by dividing ARR by the number of software subscription direct customers at the end of the respective period.

Net Revenue Retention Rate (“NRR”)

We believe that our NRR provides insight into our ability to retain and grow revenues from our direct customers, as well as their potential long-term value to us. We also believe it demonstrates to investors our ability to expand existing customer revenues, which is one of our key growth strategies. Our NRR refers to the ARR expansion during the 12 months of a reporting period for all direct customers who were part of our customer base at the beginning of the reporting period. Our NRR calculation takes into account any revenues lost from departing direct customers or those who have downgraded or reduced usage, as well as any revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes.

Gross Revenue Retention Rate (“GRR”)

We believe our GRR provides insight into and demonstrates to investors our ability to retain revenues from our existing direct customers. Our GRR refers to how much of our MRR we retain each month after reduction for the effects of revenues lost from departing direct customers or those who have downgraded or reduced usage. GRR does not take into account revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes. GRR does not include revenue reductions resulting from cancellations of customer subscriptions that are replaced by new subscriptions associated with customer migrations to a newer version of the related software solution.

Customer Count

The following table shows Vertex’s direct customers, as well as indirect small business customers sold and serviced through the company’s one-to-many channel strategy. Systax added 150 customers to the second quarter direct customer count.

Customers	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Direct	4,284	4,303	4,310	4,309	4,438
Indirect	329	373	404	433	460
Total	4,613	4,676	4,714	4,742	4,898

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and key business metrics described above, we have calculated non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow margin, which are each non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to its most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

●	Non-GAAP cost of revenues, software subscriptions is determined by adding back to GAAP cost of revenues, software subscriptions, the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP cost of revenues, services is determined by adding back to GAAP cost of revenues, services, the stock-based compensation expense included in cost of revenues, services for the respective periods.
●	Non-GAAP gross profit is determined by adding back to GAAP gross profit the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP gross margin is determined by dividing non-GAAP gross profit by total revenues for the respective periods.
●	Non-GAAP research and development expense is determined by adding back to GAAP research and development expense the stock-based compensation expense included in research and development expense for the respective periods.
●	Non-GAAP selling and marketing expense is determined by adding back to GAAP selling and marketing expense the stock-based compensation expense and the amortization of acquired intangible assets included in selling and marketing expense for the respective periods.
●	Non-GAAP general and administrative expense is determined by adding back to GAAP general and administrative expense the stock-based compensation expense, amortization of cloud computing implementation costs and severance expense included in general and administrative expense for the respective periods.
●	Non-GAAP operating income is determined by adding back to GAAP loss or income from operations the stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, severance expense, acquisition contingent consideration, litigation settlements, and transaction costs, included in GAAP loss or income from operations for the respective periods.

●	Non-GAAP net income is determined by adding back to GAAP net income or loss the income tax benefit or expense, stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, severance expense, acquisition contingent consideration, adjustments to the settlement value of deferred purchase commitment liabilities recorded as interest expense, litigation settlements, and transaction costs, included in GAAP net income or loss for the respective periods to determine non-GAAP income or loss before income taxes. Non-GAAP income or loss before income taxes is then adjusted for income taxes calculated using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.

●	Non-GAAP net income per diluted share of Class A and Class B common stock (“Non-GAAP diluted EPS”) is determined by dividing non-GAAP net income by the weighted average shares outstanding of all classes of common stock, inclusive of the impact of dilutive common stock equivalents to purchase such common stock, including stock options, restricted stock awards, restricted stock units and employee stock purchase plan shares. Additionally, the dilutive effect of shares issuable upon conversion of the senior convertible notes is included in the calculation of Non-GAAP diluted EPS by application of the if-converted method.
●	Adjusted EBITDA is determined by adding back to GAAP net income or loss the net interest income or expense (including adjustments to the settlement value of deferred purchase commitment liabilities), income taxes, depreciation and amortization of property and equipment, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, asset impairments, stock-based compensation expense, severance expense, acquisition contingent consideration, litigation settlements, and transaction costs, included in GAAP net income or loss for the respective periods.
●	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues for the respective periods.
●	Free cash flow is determined by adjusting net cash provided by (used in) operating activities by purchases of property and equipment and capitalized software additions for the respective periods.
●	Free cash flow margin is determined by dividing free cash flow by total revenues for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Vertex, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	As of June 30,	As of December 31,
(In thousands, except per share data)	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$325,535	$68,175
Funds held for customers	35,408	20,976
Accounts receivable, net of allowance of $17,704 and $16,272, respectively	120,082	141,752
Prepaid expenses and other current assets	25,134	26,173
Investment securities available-for-sale, at fair value (amortized cost of $8,407 and $9,550, respectively)	8,650	9,545
Total current assets	514,809	266,621

Property and equipment, net of accumulated depreciation	108,407	100,734
Capitalized software, net of accumulated amortization	37,840	38,771
Goodwill and other intangible assets	252,183	260,238
Deferred commissions	21,862	21,237
Deferred income tax asset	61,897	41,708
Operating lease right-of-use assets	13,060	14,605
Other assets	13,772	16,013
Total assets	$1,023,830	$759,927
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$—	$2,500
Accounts payable	24,220	23,596
Accrued expenses	41,767	44,735
Customer funds obligations	32,710	17,731
Accrued salaries and benefits	13,251	12,277
Accrued variable compensation	25,727	34,105
Deferred revenue, current	297,305	290,143
Current portion of operating lease liabilities	3,799	3,717
Current portion of finance lease liabilities	90	74
Purchase commitment and contingent consideration liabilities, current	200	11,901
Total current liabilities	439,069	440,779
Deferred revenue, net of current portion	2,436	2,577
Debt, net of current portion	334,092	44,059
Operating lease liabilities, net of current portion	14,397	16,567
Finance lease liabilities, net of current portion	36	51
Purchase commitment and contingent consideration liabilities, net of current portion	—	2,600
Deferred other liabilities	670	313
Total liabilities	790,700	506,946
Stockholders' equity:
Preferred shares, $0.001 par value, 30,000 shares authorized; no shares issued and outstanding	—	—
Class A voting common stock, $0.001 par value, 300,000 shares authorized; 65,165 and 60,989 shares issued and outstanding, respectively	65	61
Class B voting common stock, $0.001 par value, 150,000 shares authorized; 90,161 and 92,661 shares issued and outstanding, respectively	90	93
Additional paid in capital	254,799	275,155
Retained earnings (Accumulated deficit)	7,262	(586)
Accumulated other comprehensive loss	(29,086)	(21,742)
Total stockholders' equity	233,130	252,981
Total liabilities and stockholders' equity	$1,023,830	$759,927

Vertex, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(In thousands, except per share data)	2024	2023	2024	2023

	(unaudited)		(unaudited)
Revenues:
Software subscriptions	$136,443	$117,836	$268,273	$228,850
Services	24,661	21,859	49,612	43,596
Total revenues	161,104	139,695	317,885	272,446
Cost of revenues:
Software subscriptions	42,261	38,516	87,389	75,919
Services	16,155	15,363	32,016	29,707
Total cost of revenues	58,416	53,879	119,405	105,626
Gross profit	102,688	85,816	198,480	166,820
Operating expenses:
Research and development	14,614	12,680	31,459	28,542
Selling and marketing	40,541	33,541	81,032	69,277
General and administrative	35,874	39,376	71,416	73,686
Depreciation and amortization	5,212	3,878	10,218	7,619
Other operating expense (income), net	(1,098)	413	(1,625)	697
Total operating expenses	95,143	89,888	192,500	179,821
Income (loss) from operations	7,545	(4,072)	5,980	(13,001)
Interest expense (income), net	181	(105)	467	(455)
Income (loss) before income taxes	7,364	(3,967)	5,513	(12,546)
Income tax (benefit) expense	2,200	2,929	(2,335)	12,482
Net income (loss)	5,164	(6,896)	7,848	(25,028)
Other comprehensive (income) loss:
Foreign currency translation adjustments, net of tax	3,335	(609)	7,346	(3,731)
Unrealized (gain) loss on investments, net of tax	(19)	3	(2)	(10)
Total other comprehensive (income) loss, net of tax	3,316	(606)	7,344	(3,741)
Total comprehensive income (loss)	$1,848	$(6,290)	$504	$(21,287)

Net income (loss) per share of Class A and Class B, basic	$0.03	$(0.05)	$0.05	$(0.17)
Net income (loss) per share of Class A and Class B, dilutive	$0.03	$(0.05)	$0.05	$(0.17)

Vertex, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended
	June 30,
(In thousands)	2024	2023

	(unaudited)
Cash flows from operating activities:
Net income (loss)	$7,848	$(25,028)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	41,330	34,190
Amortization of cloud computing implementation costs	1,989	631
Provision for subscription cancellations and non-renewals	451	1,374
Amortization of deferred financing costs	660	126
Change in fair value of contingent consideration liabilities	(2,375)	449
Change in settlement value of deferred purchase commitment liability	423	—
Write-off of deferred financing costs	276	—
Stock-based compensation expense	26,324	18,456
Deferred income tax benefit	(9,702)	(12,331)
Non-cash operating lease costs	1,536	625
Other	(165)	(67)
Changes in operating assets and liabilities:
Accounts receivable	19,730	(30,512)
Prepaid expenses and other current assets	969	355
Deferred commissions	(625)	(1,263)
Accounts payable	665	7,655
Accrued expenses	(3,021)	17,407
Accrued and deferred compensation	(8,660)	(10,705)
Deferred revenue	8,051	1,179
Operating lease liabilities	(2,081)	(1,722)
Payments for purchase commitment and contingent consideration liabilities in excess of initial fair value	(4,367)	—
Other	3,036	(1,717)
Net cash provided by (used in) operating activities	82,292	(898)
Cash flows from investing activities:
Acquisition of assets, net of cash acquired	(6,075)	—
Property and equipment additions	(29,749)	(21,859)
Capitalized software additions	(11,097)	(9,042)
Purchase of investment securities, available-for-sale	(7,776)	(8,427)
Proceeds from sales and maturities of investment securities, available-for-sale	8,860	8,600
Other	(2,000)	—
Net cash used in investing activities	(47,837)	(30,728)
Cash flows from financing activities:
Net increase in customer funds obligations	14,979	14,473
Proceeds from convertible senior notes	345,000	—
Principal payments on long-term debt	(46,875)	(938)
Payment for purchase of capped calls	(42,366)	—
Payments for deferred financing costs	(11,374)	—
Proceeds from purchases of stock under ESPP	1,443	1,178
Payments for taxes related to net share settlement of stock-based awards	(18,324)	(3,986)
Proceeds from exercise of stock options	3,274	2,243
Payments for purchase commitment and contingent consideration liabilities	(7,580)	(6,424)
Payments of finance lease liabilities	(51)	(27)
Payments for deferred purchase commitments	—	(10,000)
Net cash provided by (used in) financing activities	238,126	(3,481)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(789)	380
Net increase (decrease) in cash, cash equivalents and restricted cash	271,792	(34,727)
Cash, cash equivalents and restricted cash, beginning of period	89,151	106,748
Cash, cash equivalents and restricted cash, end of period	$360,943	$72,021
Reconciliation of cash, cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$325,535	$41,865
Restricted cash—funds held for customers	35,408	30,156
Total cash, cash equivalents and restricted cash, end of period	$360,943	$72,021

Summary of Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2024	2023	2024	2023
Non-GAAP cost of revenues, software subscriptions	$26,730	$25,411	$54,921	$49,383
Non-GAAP cost of revenues, services	$15,590	$15,197	$30,445	$28,705
Non-GAAP gross profit	$118,784	$99,087	$232,519	$194,358
Non-GAAP gross margin	73.7%	70.9%	73.1%	71.3%
Non-GAAP research and development expense	$12,692	$11,905	$26,164	$25,533
Non-GAAP selling and marketing expense	$37,021	$31,775	$72,695	$63,847
Non-GAAP general and administrative expense	$30,627	$33,259	$58,200	$62,544
Non-GAAP operating income	$33,303	$18,105	$65,040	$34,566
Non-GAAP net income	$24,991	$13,566	$48,422	$26,091
Non-GAAP diluted EPS	$0.15	$0.08	$0.30	$0.16
Adjusted EBITDA	$38,515	$21,983	$75,258	$42,185
Adjusted EBITDA margin	23.9%	15.7%	23.7%	15.5%
Free cash flow	$36,944	$(21,234)	$41,446	$(31,799)
Free cash flow margin	22.9%	(15.2)%	13.0%	(11.7)%

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands)	2024	2023	2024	2023
Non-GAAP Cost of Revenues, Software Subscriptions:
Cost of revenues, software subscriptions	$42,261	$38,516	$87,389	$75,919
Stock-based compensation expense	(953)	(419)	(2,543)	(1,415)
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	(14,578)	(12,686)	(29,925)	(25,121)
Non-GAAP cost of revenues, software subscriptions	$26,730	$25,411	$54,921	$49,383

Non-GAAP Cost of Revenues, Services:
Cost of revenues, services	$16,155	$15,363	$32,016	$29,707
Stock-based compensation expense	(565)	(166)	(1,571)	(1,002)
Non-GAAP cost of revenues, services	$15,590	$15,197	$30,445	$28,705

Non-GAAP Gross Profit:
Gross profit	$102,688	$85,816	$198,480	$166,820
Stock-based compensation expense	1,518	585	4,114	2,417
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	14,578	12,686	29,925	25,121
Non-GAAP gross profit	$118,784	$99,087	$232,519	$194,358

Non-GAAP Gross Margin:
Total Revenues	$161,104	$139,695	$317,885	$272,446
Non-GAAP gross margin	73.7%	70.9%	73.1%	71.3%

Non-GAAP Research and Development Expense:
Research and development expense	$14,614	$12,680	$31,459	$28,542
Stock-based compensation expense	(1,922)	(775)	(5,295)	(3,009)
Non-GAAP research and development expense	$12,692	$11,905	$26,164	$25,533

Non-GAAP Selling and Marketing Expense:
Selling and marketing expense	$40,541	$33,541	$81,032	$69,277
Stock-based compensation expense	(2,928)	(1,082)	(7,150)	(3,980)
Amortization of acquired intangible assets – selling and marketing expense	(592)	(684)	(1,187)	(1,450)
Non-GAAP selling and marketing expense	$37,021	$31,775	$72,695	$63,847

Non-GAAP General and Administrative Expense:
General and administrative expense	$35,874	$39,376	$71,416	$73,686
Stock-based compensation expense	(3,633)	(4,581)	(9,766)	(9,051)
Severance expense	(619)	(905)	(1,461)	(1,460)
Amortization of cloud computing implementation costs – general and administrative	(995)	(631)	(1,989)	(631)
Non-GAAP general and administrative expense	$30,627	$33,259	$58,200	$62,544

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(In thousands, except per share data)	2024	2023	2024	2023
Non-GAAP Operating Income:
Income (loss) from operations	$7,545	$(4,072)	$5,980	$(13,001)
Stock-based compensation expense	10,001	7,022	26,325	18,456
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	14,578	12,686	29,925	25,121
Amortization of acquired intangible assets – selling and marketing expense	592	684	1,187	1,450
Amortization of cloud computing implementation costs – general and administrative	995	631	1,989	631
Severance expense	619	905	1,461	1,460
Acquisition contingent consideration	(1,575)	249	(2,375)	449
Transaction costs	548	—	548	—
Non-GAAP operating income	$33,303	$18,105	$65,040	$34,566

Non-GAAP Net Income:
Net income (loss)	$5,164	$(6,896)	$7,848	$(25,028)
Income tax (benefit) expense	2,200	2,929	(2,335)	12,482
Stock-based compensation expense	10,001	7,022	26,325	18,456
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	14,578	12,686	29,925	25,121
Amortization of acquired intangible assets – selling and marketing expense	592	684	1,187	1,450
Amortization of cloud computing implementation costs – general and administrative	995	631	1,989	631
Severance expense	619	905	1,461	1,460
Acquisition contingent consideration	(1,575)	249	(2,375)	449
Transaction costs	548	—	548	—
Change in settlement value of deferred purchase commitment liability – interest expense	423	—	423	—
Non-GAAP income before income taxes	33,545	18,210	64,996	35,021
Income tax adjustment at statutory rate (1)	(8,554)	(4,644)	(16,574)	(8,930)
Non-GAAP net income	$24,991	$13,566	$48,422	$26,091

Non-GAAP Diluted EPS:
Non-GAAP net income	$24,991	$13,566	$48,422	$26,091
Total average Class A and B shares used in dilutive per share computation	161,440	162,128	161,011	161,247
Non-GAAP diluted EPS	$0.15	$0.08	$0.30	$0.16

(1) Non-GAAP income (loss) before income taxes is adjusted for income taxes using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands)	2024	2023	2024	2023
Adjusted EBITDA:
Net income (loss)	$5,164	$(6,896)	$7,848	$(25,028)
Interest expense (income), net	181	(105)	467	(455)
Income tax (benefit) expense	2,200	2,929	(2,335)	12,482
Depreciation and amortization – property and equipment	5,212	3,878	10,218	7,619
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	14,578	12,686	29,925	25,121
Amortization of acquired intangible assets – selling and marketing expense	592	684	1,187	1,450
Amortization of cloud computing implementation costs – general and administrative	995	631	1,989	631
Stock-based compensation expense	10,001	7,022	26,325	18,456
Severance expense	619	905	1,461	1,460
Acquisition contingent consideration	(1,575)	249	(2,375)	449
Transaction costs	548	—	548	—
Adjusted EBITDA	$38,515	$21,983	$75,258	$42,185

Adjusted EBITDA Margin:
Total revenues	$161,104	$139,695	$317,885	$272,446
Adjusted EBITDA margin	23.9%	15.7%	23.7%	15.5%

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands)	2024	2023	2024	2023
Free Cash Flow:
Cash provided by (used in) operating activities	$57,726	$(4,389)	$82,292	$(898)
Property and equipment additions	(15,300)	(11,810)	(29,749)	(21,859)
Capitalized software additions	(5,482)	(5,035)	(11,097)	(9,042)
Free cash flow	$36,944	$(21,234)	$41,446	$(31,799)

Free Cash Flow Margin:
Total revenues	$161,104	$139,695	$317,885	$272,446
Free cash flow margin	22.9%	(15.2)%	13.0%	(11.7)%

Investor Relations Contact:
Joe Crivelli

Vertex, Inc.

ir@vertexinc.com

Media Contact:

Rachel Litcofsky

Vertex, Inc.

mediainquiries@vertexinc.com